Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the reference to our firm under the caption “Experts” and use of our report dated March 30, 2020, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of HealthLynked Corp. which appears in this Registration Statement on Form S-1 (Amendment No. 5).

/s/ RBSM LLP
New York, New York
May 29, 2020